The following slides were included in a presentation to Boston Analysts on April 5, 2000:

Slide 1

The New Consolidated Edison, Inc.

Boston Analysts
April 5, 2000



Slide 2

This presentation contains forward-looking statements, which are statements of future expectations and not facts. Actual results or developments might differ materially from those included in the forward-looking statements because of factors such as competition and industry restructuring, changes in economic conditions, changes in historical weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines, technological developments and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in the two companies' SEC reports.



Slide 3

Topics We'll Cover Today

The merger

The regulated side

The competitive side

Timing

Update on Northeast

Update on Consolidated Edison



Slide 4  (Graphic of Northeast Map)

The New Con Edison Will Have A Large Presence in a Large Market

Total Assets                $ 26 Billion
Electric Customers            5.0 Million
Gas Customers                 1.4 Million

Region:

19% of U.S. Population
25% of electricity output



Slide 5

Growth Built on a Solid Foundation

Telecom & Technology

Specialized Generation Products & Services

Electric & Gas Distribution Customers



Slide 6

Why Does This Merger Make Sense?

The Basics:

Very large customer base

Strong local economies

Solid financials

Experience operating across multiple jurisdictions

The Opportunities:

Scope to exploit IT and other new technologies to generate savings

World-class reliability and technological experience

Complementary management skills



Slide 7

Where Will Savings Come From?  (Two pie charts)

Pie 1

12% Unregulated Cost Savings
88% Regulated Cost Savings

Pie 2

10% Purchasing
53% Labor
5% Other
32% Programs

10 Year Total Savings $1.5 Billion



Slide 8

Why Are These Synergies Credible?

Intensive consolidation analyses are under way involving over 400 employees at both companies

Experience merging regulated companies

PSNH (Savings exceeded 1990 projections)

Yankee Gas (Identified savings exceed 1999 projections)

Orange & Rockland (Aggressive savings projections being delivered)

Contiguous service territory facilitates cooperation and helps achieve savings



Slide 9  (Map of US)

Proximity Makes Synergies Still More Credible

Denver to Minneapolis 915 Miles
Chicago to Philadelphia 760 Miles
Manhattan to Berlin 100 Miles
Raleigh to St. Petersburg 700 Miles
Dallas to Columbus 1,040 Miles



Slide 10

Why Does This Merger Make Sense?
The Competitive Side


Con Edison                                  Northeast Utilities

Solutions          Retail Marketing               Select
                   & Energy Services

Energy             Wholesale Marketing            HEC

Development        Generation: Development,       NGC
                   Ownership, Services            NGS

Communications     Telecommunications             Mode 1/NEON



Slide 11 (Northeast Map)

Combined Unregulated Generation Assets Total 2,500 MW

1. Northfield Mtn
2. CEEMI
3. Mt. Tom
4. Holyoke Project
5. Housatonic Hydro
6. Eastern Hydro
7. Newington
8. Lakewood

Regional 1999 Peak Load:  105,000 MW

NEPOOL 23,000 MW
NYPOOL 30,000 MW
PJM 52,000 MW



Slide 12

Our Target Region is the Wealthiest Area of the Nation
Per Capita Income Ranking

No. 1 Connecticut
No. 2 New Jersey
No. 3 Massachusetts
No. 4 New York
No. 5 Maryland
No. 6 Delaware
No. 7 New Hampshire
No. 15 Rhode Island
No. 16 Pennsylvania
No. 30 Vermont
No. 36 Maine



Slide 13 (Northeast Map)

NEON:  A Map of Opportunity

Market Metrics

Target market includes 12 states
30 million people
1 million businesses
19 million access lines



Slide 14

Telecommunications Emerging as Significant Growth Driver

NEON has been a successful first step

Market value of NU's 4.8 million shares exceeds $300 million

Combined Con Edison/NU ownership will be 32%



Slide 15

The Recovery of NU's Financial Condition is Accelerating (Graph)


1997

$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00 Reported ($1.01) Operating($0.76)
($0.20) Reported ($1.01) Operating($0.76)
($0.40) Reported ($1.01) Operating($0.76)
($0.60) Reported ($1.01) Operating($0.76)
($0.80) Reported ($1.01) Operating($0.76)
($1.00) Reported ($1.01) Operating($0.76)
($1.20) Reported ($1.01) Operating($0.76)

1998

$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00 Reported ($1.12) Operating($0.30)
($0.20) Reported ($1.12) Operating($0.30)
($0.40) Reported ($1.12) Operating($0.30)
($0.60) Reported ($1.12) Operating($0.30)
($0.80) Reported ($1.12) Operating($0.30)
($1.00) Reported ($1.12) Operating($0.30)
($1.20) Reported ($1.12) Operating($0.30)

1999

$1.20
$1.00
$0.80 Reported ($0.28) Operating ($0.89)
$0.60 Reported ($0.28) Operating ($0.89)
$0.40 Reported ($0.28) Operating ($0.89)
$0.20 Reported ($0.28) Operating ($0.89)
$0.00 Reported (0.28) Operating ($0.89)
($0.20)
($0.40)
($0.60)
($0.80)
($1.00)
($1.20)



Slide 16

Connecticut Regulation

Final decision on merger due June 28

Draft decision approves Millstone auction

Final decision due 4/19

100% of Millstone 2

90% of Millstone 3

Winning bidder likely to be named by end of summer

DPUC staff recommendation triggers $1/share for NU shareholders if received prior to the later of the merger date or 12/31/00

Strong interest in units and increasingly higher prices paid for other nuclear units



Slide 17

NU Nuclear Plants Running Well

Units operating well

Millstone 3 on line for 290 days

Millstone 2 has operated well, refueling scheduled for this Spring

Seabrook operations continue to be strong



Slide 18

New Hampshire Restructuring

NHPUC decision is near

Legislature likely to vote on securitization before summer

Final decision on merger scheduled for July 31



Slide 19

"...Con Edison will become the dominant force in the Northeast in this rapidly changing industry and will become one of the largest utilities in the country..."

-- The New York Times



Slide 20

Con Edison's Track Record

Earned 12% + ROE in 12 of last 13 years

Increased dividend for 26 consecutive years

Operates world's most reliable electric system



Slide 21

Financial Benefits of the Merger

Accretive to earnings after first year

Positioned for future earnings growth

Con Edison dividend policy maintained

Increased financial flexibility for NU

Continued strong balance sheet post-merger



Slide 22 (Pie Chart)

Pro Forma Capital Structure Should Maintain Strong Ratings


55% Long Term Debt

45% Equity



Slide 23

Shareholder Value: Earnings Growth Components (Graph)

Earnings Per Share $

$3.04
($0.32)

1998

Generation Divestiture

Con Edison of New York

O&R

NU

Stock Buybacks

Competitive Businesses

2003



Slide 24

Road Map to Completion

All state and federal filings made in January

ED, NU shareholder meetings on April 14

Seeking all approvals to accommodate a fall closing



Slide 25

Our Commitment to the Future

Capture the synergy savings

Grow the business

Leverage strong management team

DELIVER VALUE TO $HAREHOLDER$